Exhibit 99.1

ATG Sends Letter to Stockholders; Urges Stockholders to Vote in Favor of Primus Acquisition

     CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 12, 2004--ATG (Art Technology Group, Inc., NASDAQ: ARTG) has issued the following letter to shareholders:

    October 12, 2004
    To Fellow Stockholders of
    Art Technology Group, Inc.:


     VOTE FOR THE PRIMUS ACQUISITION TODAY!

     With our Special Meeting only ten days away, we urge you to vote FOR the proposed acquisition of Primus Knowledge Solutions, Inc. by signing, dating and returning the enclosed WHITE PROXY CARD TODAY.

     THE COMBINATION OF ATG AND PRIMUS WILL CREATE AN E-BUSINESS POWERHOUSE

     Your Board and management team have a plan to create a leading software company with the scale and resources to compete effectively in a rapidly consolidating industry. This acquisition will provide ATG with a significant competitive advantage by broadening and enhancing our product offering. Together with Primus, we will be able to offer our customers what they are asking for -- a complete solution that combines commerce, marketing and service applications in a cross-channel environment, including the web, email and call centers.
     The acquisition will also provide ATG with the critical mass necessary to compete and win in today's environment. Primus will add more than 225 new enterprise-class customers to ATG's existing customer base, many of which are actively seeking a new e-commerce engine or an interactive marketing system. To date, only 12 of Primus' 225 customers are also ATG customers. Importantly, most of Primus' customers are the right size and in the right industries to benefit from ATG commerce and marketing applications. This fact, coupled with our ability to integrate our commerce and marketing engines with Primus applications, will give ATG strong cross-selling and up-selling revenue opportunities providing a compelling competitive advantage.
     In addition ATG has more than 400 active customers, over 97% of which are not Primus customers. Given that Primus has the "highest ranking in Web self-service" (Gartner), is "#1 in e-mail response management," (Gartner) and is recognized as the "best support technology vendor" (SSPA), we expect a positive reception when introducing this complementary offering to our accounts. The combination of ATG and Primus technologies will produce a more complete, more integrated, more competitive application suite.
     We expect that these revenue benefits, together with the operating synergies and resulting cost reductions that will be afforded by the transaction, will create significant value for ATG stockholders.
     While we will report our full third quarter results later this month, we have already announced that we expect total revenues for the quarter to be in the range of $17.0 million to $17.5 million, which includes a multi-million dollar contract that was originally expected to close in the second quarter of 2004. This compares with total revenues for the second quarter of 2004 of $14.3 million.

     ISS SUPPORTS THE PRIMUS TRANSACTION AND ADVISES STOCKHOLDERS TO VOTE FOR THE MERGER

     ISS, which is widely recognized as the nation's leading independent voting advisory firm, recommends that all stockholders vote in favor of ATG's proposed acquisition of Primus. ISS recommendations are followed by hundreds of major institutional investment firms, mutual funds, and other fiduciaries. After talking with both ATG management and the dissident group, ISS concluded in its October 7, 2004 report that:
     "Based on the strategic merits of this transaction and the stronger platform for developing long-term sustainable profitability, we recommend a vote FOR the merger agreement."

     INDUSTRY EXPERTS ALSO SUPPORT THE PRIMUS TRANSACTION

     Industry analysts also affirm the strategic rationale behind the acquisition:

     -- "ATG's products fit very nicely with Primus's products. There's virtually no overlap, but there's the potential for great synergy...ATG's products let you create and manage a customer experience. Primus's products let you enhance that customer experience. The product fit question is whether Primus's products can enhance the customer experience created with ATG's products. The answer is yes." - Patricia Seybold Group

     -- "The deal creates a company stronger than either individual organization." - Current Analysis

     -- "The two companies' strengths have been very complementary. This will really build out ATG's self service capabilities." - Gartner

     DON'T LET A SMALL GROUP OF DISSIDENTS BLOCK THE PRIMUS TRANSACTION

     As you may know, a group of dissident ATG stockholders calling itself "the MWTG Group" is attempting to get other ATG stockholders to vote AGAINST the Primus transaction. This professional investor group, which has a history of launching disruptive and costly proxy campaigns, is clearly not acting in your best interest and has no real plan to deliver value to our stockholders.
     The MWTG Group has proposed that ATG management shrink the company and then just "hunker down" and wait. Clearly, in a rapidly evolving industry, staying in place is NOT a viable option. We firmly believe that if MWTG Group's campaign were successful, it would result in the erosion of ATG's customer base and competitive position - thereby eroding stockholder value. Don't let these dissidents jeopardize the value of your ATG investment.

     CAST A VOTE FOR ATG'S FUTURE: VOTE YOUR WHITE PROXY CARD TODAY!

     Your Board of Directors unanimously supports this acquisition. Customers, partners, industry experts and now ISS, the nation's leading independent voting advisory firm, support this acquisition. The final decision is up to you. Your vote is crucial to ATG's future! Please vote in favor of the transaction by signing and returning your WHITE PROXY CARD today. Please disregard any blue proxy card which the MWTG Group may send to you.
     If you have questions, or need assistance in voting or changing your vote, please contact:

                       MacKenzie Partners, Inc.
                          105 Madison Avenue
                       New York, New York 10016
                            (800) 322-2885

     Your management and Board of Directors thank you for your support.

     Sincerely,

     Robert D. Burke
     President and Chief Executive Officer

     ABOUT PRIMUS KNOWLEDGE SOLUTIONS, INC.

     Primus Knowledge Solutions (NASDAQ: PKSI) develops award-winning software that enables companies to provide a superior customer experience via contact centers, help desks, Web self-service, and electronic communication channels. Primus technology powers every interaction with knowledge to increase customer satisfaction and reduce operational costs. The company continues to receive industry accolades for its robust product platform, including a 2004 CRM Excellence Award and 2004 Users Choice Award for Primus(R) KnowledgeCenter, and "Strong Positive" ratings from Gartner, the leading provider of research and analysis on global IT, in both the Web Self-Service Gartner MarketScope for 1H04 and the ERMS Gartner MarketScope for 1H04. In 2003, Primus received the STAR Award for "Best Support Technology Vendor" from the Service & Support Professionals Association (SSPA), was recognized for its trend-setting products and named one of the "100 Companies that Matter in Knowledge Management" by KMWorld magazine, and received the CRM Excellence Award from the editors of Customer Interaction Solutions magazine. Global organizations such as Allied Irish Bank, The Boeing Company, CompuCom, EMC, Ericsson, Inc., Fujitsu Limited, Inc., IBM, HSBC, Orange, Motorola, 3Com, and T-Mobile rely on Primus technology to enhance their customer service and support initiatives. Visit www.primus.com for more information.

     ABOUT ATG

     ATG (Art Technology Group, Inc., NASDAQ: ARTG) delivers innovative software to help high-end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online and via other channels. ATG has delivered category-leading e-business solutions to many of the world's best-known brands including A&E Networks, American Airlines, AT&T Wireless, Best Buy, Fidelity Investments, France Telecom, Friends Provident, Hewlett-Packard, InterContinental Hotels Group, Kingfisher, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, Target, US Army, US Federal Aviation Administration, Warner Music, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.
     (C) 2004 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc., and ATG Adaptive Customer Assistance is its service mark. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

     Additional Information About The Acquisition And Where To Find It

     ATG has filed a registration statement on Form S-4 in connection with the transaction, and ATG and Primus have mailed a joint proxy statement/prospectus to their respective stockholders in connection with the transaction. Investors and security holders of ATG and Primus are urged to read the joint proxy statement/prospectus because it contains important information about ATG, Primus and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus at the SEC's Web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from ATG or Primus. ATG and Primus file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by ATG and Primus with the SEC are also available for free at the SEC's Web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from ATG or Primus.
     The executive officers and directors of ATG and Primus may be deemed to be participants in the solicitation of proxies from the stockholders of Primus and ATG in favor of the acquisition. A description of the interests of ATG's executive officers and directors in ATG is set forth in the proxy statement for ATG's 2004 Annual Meeting of Stockholders, which was filed with the SEC. A description of the interests of Primus' executive officers and directors in Primus is set forth in the proxy statement for Primus' 2004 Annual Meeting of Stockholders, which was filed with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of ATG's and Primus' executive officers and directors in the acquisition by reading the joint proxy statement/prospectus filed with the SEC.

     This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause ATG's and Primus' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as, "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", or the negative of these terms or other comparable terminology. Important risk factors affecting ATG's and Primus' business generally may be found in their periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. Risk factors related to the subject matter of this press release include: those regarding ATG's expected financial results for the third quarter of 2004 or any quarters thereafter; the possibilities that ATG may not be successful in integrating Primus' business with its own; that the anticipated cost savings from synergies will be less than expected; that depreciation, amortization and potential impairment charges associated with the acquisition could adversely affect the combined company's results of operations; that shareholder approval and governmental clearances needed to consummate the transaction may be delayed or withheld; that ATG's and Primus' partners, customers or investors may react unfavorably to the combination; that if the acquisition is not completed, ATG's and Primus' businesses may be harmed; the risks and costs of potential and existing intellectual property litigation; the possibility that either company's product deployments will not be successful, on time or significantly enhance the user's Internet experience or handle user volumes; that those customers leveraging the combined companies' products won't have the opportunity to increase revenue and decrease future costs; the need to adapt to rapid changes so products do not become obsolete; the possibility of errors in both companies' software products; the possibility that the company will not be successful in combining the companies' solutions or the companies' combined solutions will not make customer implementations faster or more flexible or permit the customer to meet its customer-facing or infrastructure requirements; that the companies' products will not continue to be integrated with third party applications or application servers or will not support all Web services enabled systems; that ATG's product strategy may change in the future; and the risks and costs of intellectual property litigation. ATG undertakes no obligation to update any of the forward-looking statements after the date of this press release.

     CONTACT: ATG
              Ed Terino, 617-386-1005
              eterino@atg.com
              or
              Jerry Sisitsky, 617-386-1158
              jsisitsk@atg.com